EXHIBIT D

                             JOINT FILING AGREEMENT
                             ----------------------



      The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on Schedule 13D and amendments thereto in accordance with the provisions of Rule 13d-1(k)(1) of the Securities Exchange Act of 1934.

Dated:  April 1, 1999



                                                      /s/ Jesse L. Upchurch
                                                     ---------------------------
                                                     Signature
                                                     Name:  Jesse L. Upchurch

                                                      /s/ Drew Sycoff
                                                     ---------------------------
                                                     Signature
                                                     Name:  Drew Sycoff